Exhibit 21.1

Euronet Subsidiaries

As of December 31, 2003, the Euronet’s subsidiaries were:

•	EFT Services Holding B.V., incorporated in the Netherlands

•	Euronet Banktechnikai Szolgaltato Kft. (“Bank Tech”), incorporated in Hungary

•	Euronet Adminisztracios Szolgaltato Kft. (“Administrative Services”) (formerly SatComNet), incorporated in Hungary

•	Bankomat 24/Euronet Sp. z o.o. (“Bankomat”), incorporated in Poland

•	EFT-Usluge d o.o., incorporated in Croatia

•	Euronet Services GmbH, incorporated in Germany

•	EFT Services France SAS, incorporated in France

•	Euronet Services spol. s.r.o., incorporated in the Czech Republic

•	Euronet Services SRL, incorporated in Romania

•	Euronet USA Inc. (formerly Arkansas Systems, Inc.) (“Euronet USA”) incorporated in Arkansas, United States of America

•	EFT Processing Services LLC (“Dash”), incorporated in Arkansas, United States of America (in liquidation)

•	Euronet Holding N.V., incorporated in the Netherlands Antilles (in liquidation)

•	Euronet EFT Services Hellas, incorporated in Greece

•	Euronet Services Private Limited, incorporated in India

•	Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia

•	Euronet Corporate Services Beograd, d.o.o., incorporated in Serbia-Montenegro

•	e-pay Limited, incorporated in England and Wales

•	e-pay Holdings Limited, incorporated in England and Wales

•	e-pay Australia Pty Ltd, incorporated in New South Wales, Australia

•	e-pay Australia Holdings Pty Ltd, incorporated in Victoria, Australia

•	e-pay New Zealand Pty Ltd, incorporated in New Zealand

•	transact Elektronische Zahlungssysteme GmbH, incorporated in Germany

•	Delta Euronet Gmbh, incorporated in Germany

•	Cashnet Holding B.V., incorporated in the Netherlands

•	PaySpot, Inc., incorporated in Delaware, United States

•	Euronet Sigma Nusantara, incorporated in Indonesia, of which 80% of the shares are owned by EFT Services Holdings B.V.

•	CashNet Telecommunications Egypt SAE (“CashNet”), an Egyptian company limited by shares, of which 10% of the shares are owned by EFT Services Holdings B.V.

•	Europlanet a.d. (“Europlanet”), incorporated in the Federal Republic of Serbia, of which 36% of the shares are owned by Euronet’s wholly owned subsidiary EFT Services Holdings B.V.

•	e-pay Malaysia Sdn Bhd, incorporated in Malaysia, of which e-pay Australia owns 40% of the share capital.